UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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FLOWSTONE OPPORTUNITY Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OverviewFlowStone Partners LLC (the “Adviser”) entered into a Purchase Agreement with WTW (NASDAQ: WTW) that is subject to closing conditions and regulatory approvals. WTW is one of the world’s largest investment consulting and OCIO platforms, with approximately $4 trillion in Assets Under Advisement (“AUA”), 100+ researchers, and 50+ private-markets specialists supporting its global engine. This transaction gives FlowStone expanded access to proprietary deal flow, expanded sponsor relationships, enhanced operational infrastructure, and a broader institutional and wealth investor base. What this means for investors: More scale, enhanced transparency, lower fees, and broader access that can strengthen the strategy’s return profile while preserving FlowStone’s core investment team and philosophy. Investor Benefits* ✓ Enhanced Investment Capacity: FlowStone expects to have over $250M in deployable capital shortly after closing, supported by WTW sourced shareholders and expanded access to credit facilities enhancing the Fund’s return profile. ✓ Increased Liquidity: The Fund plans to facilitate a $50 million “Super Tender” offering on March 31, 2026, for Fund investors while re-opening to subscriptions. This supports current investor liquidity needs while ensuring a smooth operational transition. Quarterly tender offers (subject to offering terms) are expected to resume on September 30, 2026, subject to Board approval. ✓ Management Fees Reduction: After closing of the transaction, management fees will be reduced by 0.25% to 1.00% per year through at least December 31, 2027. *Investor Benefits defined herein are subject to shareholder approval of the proxy statement and the satisfaction of all conditions to closing the transaction with WTW. WTW Platform Benefits ✓ Access to WTW’s global sourcing network and institutional GP relationships. ✓ Expanded deal flow, research, analytics, and operational support. ✓ Broader investor base and access to longer term capital. ✓ Enhanced infrastructure designed to elevate shareholder communications and enable more frequent, timely reporting. ✓ WTW was selected as a partner due to its global scale, institutional credibility, and long-term track record in private markets. Upcoming Shareholder Proxy Process FSOF is required to obtain shareholder approval for a new investment management agreement in connection with the change in control and other items requiring shareholder approval. The documents will be filed with the SEC for review, and the proxy process is expected to begin in January. The approval of the new investment management agreement requires (i) participation by more than 50% of outstanding shares, with a two-thirds 1 majority voting in favor or (ii) a vote in favor by a majority of the outstanding shares to pass. Email flowstoneinvestorrelations@flowstonepartners.com for additional information or visit www.flowstonepartners.com for details related to the Fund.

Important DisclosuresBEFORE INVESTING YOU SHOULD CAREFULLY CONSIDER THE FUND’S INVESTMENT OBJECTIVES, RISKS, CHARGES AND EXPENSES. THIS AND OTHER INFORMATION IS IN THE PROSPECTUS, A COPY OF WHICH MAY BE OBTAINED FROM FLOWSTONE PARTNERS AT 312-429-2488 PLEASE READ THE PROSPECTUS CAREFULLY BEFORE YOU INVEST. The Shares are speculative and illiquid securities involving substantial risk of loss. An investment in the Fund is appropriate only for those investors who do not require a liquid investment, for whom an investment in the Fund does not constitute a complete investment program, and who fully understand and can assume the risks of an investment in the Fund. Investors should carefully review and consider potential risks before investing. The Fund has been organized as a non-diversified, closed-end management investment company and designed primarily for long-term investors. An investor should not invest in the Fund if the investor needs a liquid investment. The Fund could experience fluctuations in its performance due to several factors. As a result of these factors, results for any previous period should not be relied upon as being indicative of performance in future periods.The Fund Investments may include low grade or unrated debt securities (“high yield” or “junk” bonds or leveraged loans) or investments in securities of distressed companies. Such investments involve substantial, highly significant risks. The Fund may invest in mezzanine debt instruments, which are expected to be unsecured and made in companies with capital structures having significant indebtedness ranking ahead of the investments, all or a significant portion of which may be secured. The Portfolio Fund Managers and (subject to applicable law) the Fund may employ leverage through borrowings or derivative instruments and are likely to directly or indirectly acquire interests in companies with highly leveraged capital structures. The Fund and Portfolio Fund Managers may use derivatives and the use of derivative instruments for hedging or speculative purposes by the Fund or the Portfolio Fund Managers could present significant risks, including the risk of losses in excess of the amounts invested. The overall performance of the Fund's secondary investments will depend in large part on the acquisition price paid, which may be negotiated based on incomplete or imperfect information. Secondary investments may also incur contingent liability risk and syndicate risk. Potential lack of diversification and resulting higher risk due to concentration of allocation authority when a single adviser is utilized. The Adviser does not control the investments or operations of the Portfolio Funds. For a complete discussion of risks please review the prospectus carefully.FlowStone Funds are distributed by Distribution Services, LLC. Not affiliated with FlowStone Partners or Willis Towers Watson.Important InformationThis material is published as assistance for recipients but does not constitute investment advice and is not to be relied upon as authoritative nor to be substituted for one’s own judgment. This information is not a recommendation to purchase or sell a security or follow any strategy or allocation. Before making any investment decision, you should seek expert, professional advice and obtain information regarding the legal, fiscal, regulatory and foreign currency requirements for any investment according to the laws of your home country and place of residence. The information contained herein reflects views as of a particular time and is subject to change without notice. It is for illustrative purposes only and may not be representative of current or future investments or allocations. Any forward-looking statements are based on assumptions, and actual results may vary from such statements. There is no requirement to update information provided, unless otherwise required by applicable law. While reasonable efforts have been used to obtain information from reliable sources, no representations or warranties are made as to the accuracy, reliability or completeness of third-party information presented. The information contained in this document is unaudited.Please read the proxy statement when it is available because it contains important information. The proxy statement will be mailed to shareholders of record, and shareholders will also be able to access the proxy statement, and any other relevant documents, on the SEC's website at www.sec.gov once filed. The proxy statement also will be available at www.flowstonepartners.com and a paper copy can be obtained at no charge by calling 312-429-2488.2